                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): JANUARY 30, 1998

                              PRISM SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

              0-27774                                     77-0282704
      ------------------------                          -------------
      (Commission File Number)                          (IRS Employer
        Identification No.)

 1000 HAMLIN COURT, SUNNYVALE, CALIFORNIA                    94089
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (408) 752-1888
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT
                    ----------------------------------------

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

                 On January 30, 1998, Prism Solutions, Inc., a Delaware corporation ("Registrant" or "Prism"), acquired 100% of the outstanding equity (the "Acquisition") of Customer Focus International, Inc., a California corporation ("CFI") in exchange for 2,877,500 newly issued shares of Prism Common Stock. CFI is a provider of customer relationship management solutions for the financial services industry. The Acquisition was effected pursuant to an Agreement and Plan of Reorganization dated as of January 26, 1998 (the "Plan") among Prism, C Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Prism ("Newco"), and CFI. Under the Plan, Newco was merged with and into CFI in a reverse triangular merger, with the result of CFI becoming a wholly-owned subsidiary of Prism. The Acquisition is being accounted for as a pooling of interests.

                 Pursuant to the terms of the Plan, Prism acquired 100% of the outstanding shares of CFI by converting each share of CFI Common Stock into
0.2807317 shares of Prism Common Stock. 10% of the shares of Prism Common Stock received by the previous holders of CFI Common Stock are being held in escrow to secure certain indemnification obligations of such holders.

                 In connection with the Acquisition, Thuan D. Phan, the President and Chief Executive Officer of CFI, has been appointed as a director and Vice President, Vertical Solutions Strategic Business Unit. Mr. Phan and Prism executed Employment and Noncompetition Agreements with respect to his becoming an officer of Prism.

                 The assets of CFI were used in its software business and Prism intends to continue to use them for this purpose.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The Financial Information required to be filed pursuant to Item 7(a) of Form 8-K is included in this report beginning on page 4.

(b)      Pro Forma Financial Information.

         The Financial Information required to be filed pursuant to Item 7(b) of Form 8-K is included in this report beginning on page 16.

(c)      Exhibits.

         The following exhibits are filed herewith:

         2.01 Agreement and Plan of Reorganization among Prism, CFI and Newco dated as of January 26, 1998.*

         2.02 Agreement of Merger of Newco with and into CFI effective as of January 30, 1998.*

         23.01   Consent of Independent Accountants.

         99.01 Employment Agreement effective as of January 30, 1998 among Prism, CFI and Thuan D. Phan.*

         99.02 Noncompetition Agreement effective as of January 30, 1998 among Prism, CFI and Thuan D. Phan.*


*Previously included with the Form 8-K filed February 12, 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholders
Customer Focus International, Inc.
Orange, California

We have audited the accompanying balance sheet of Customer Focus International, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Customer Focus International, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

San Jose, California
February 12, 1998

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                                  BALANCE SHEET
                                December 31, 1997
                                      -----


                                    ASSETS

Current assets:
       Cash and cash equivalents                                    $   28,695
       Accounts receivable                                           2,616,475
       Prepaid expenses and deposits                                    26,322
                                                                    ----------
              Total current assets                                   2,671,492

Property and equipment, net                                            341,956
                                                                    ----------
              Total assets                                          $3,013,448
                                                                    ==========



                                 LIABILITIES

Current liabilities:
       Current portion of note payable to bank                      $   66,612
       Accounts payable                                                139,606
       Accrued expenses                                                922,982
       Deferred revenue                                                410,417
       Capital lease obligations                                         3,795
       Advances from related party                                      78,475
                                                                    ----------
              Total current liabilities                              1,621,887

Note payable to bank, less current portion                              90,190
Capital lease obligations, less current portion                         20,173
                                                                    ----------
              Total liabilities                                      1,732,250
                                                                    ----------

Commitments (Note 6)

                       STOCKHOLDERS' EQUITY

Common stock, no par value
       Authorized:  15,000,000 shares
       10,250,000 shares issued and outstanding                        102,500

Additional paid-in capital                                             125,000

Retained earnings                                                    1,053,698
                                                                    ----------
              Total stockholders' equity                             1,281,198
                                                                    ----------
                   Total liabilities and stockholders' equity       $3,013,448
                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                            STATEMENT OF OPERATIONS
                      for the year ended December 31, 1997
                                     -----



Revenues:

         License                                      $  1,147,149
         Services and other                              2,367,280
                                                      ------------
              Total revenues                             3,514,429
                                                      ------------
Cost of revenues:
         License                                           120,222
         Services and other                                938,426
                                                      ------------
             Total cost of revenues                      1,058,648
                                                      ------------
                 Gross margin                            2,455,781
                                                      ------------
Cost and expenses:
         Sales and marketing                               670,283
         Research and development                        1,093,968
         General and administrative                        457,732
         Litigation                                        185,000
                                                      ------------
             Total operating expenses                    2,406,983
                                                      ------------
Income from operations                                      48,798

Interest income, net                                        32,882
Other expense, net                                         (32,307)
                                                      ------------
             Net income                               $     49,373
                                                      ============
Basic and diluted net income per share                $       0.00
                                                      ============
Number of shares used in per share calculation          10,164,309
                                                      ============



   The accompanying notes are an integral part of these financial statements.

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                      for the year ended December 31, 1997
                                     -----




                                            Common Stock                Additional
                                    ----------------------------          Paid-In          Retained
                                      Shares            Amount            Capital           Earnings            Total
                                    ----------        ----------        ----------        ----------        ----------
Balance at December 31, 1996        10,000,000        $  100,000                          $1,004,325        $1,104,325
  Issuance of Common Stock             250,000             2,500        $  125,000                             127,500
  Net income                                                                                  49,373            49,373
                                    ----------        ----------        ----------        ----------        ----------
Balance at December 31, 1997        10,250,000        $  102,500        $  125,000        $1,053,698        $1,281,198
                                    ==========        ==========        ==========        ==========        ==========



The accompanying notes are an integral part of these financial statements.

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                            STATEMENT OF CASH FLOWS
                      for the year ended December 31, 1997
                                     -----


Cash flows from operating activities:
    Net income                                                               $    49,373
    Compensation expense relating to issuance of common stock                    125,000
    Adjustments to reconcile net income to net cash provided by operating activities:

      Depreciation and amortization                                               55,525
      Loss on disposal of property and equipment                                  31,507
      Changes in operating assets and liabilities:
          Accounts receivable                                                 (1,606,872)
          Prepaid expenses and deposits                                           34,893
          Accounts payable                                                       133,994
          Accrued expenses                                                       917,892
          Deferred revenue                                                       410,417
                                                                             -----------
              Net cash provided by operating activities                          151,729
                                                                             -----------
Cash flows from investing activities:
      Purchases of property and equipment                                       (251,395)
                                                                             -----------
              Net cash used in investing activities                             (251,395)
                                                                             -----------
Cash flows from financing activities:
      Issuance of common stock                                                     2,500
      Advances to related party                                                   36,199
      Advances from related party                                                 78,475
                                                                             -----------
              Net cash provided by financing activities                          117,174
                                                                             -----------
Net increase in cash and cash equivalents                                         17,508

Cash and cash equivalents at beginning of year                                    11,187
                                                                             -----------
Cash and cash equivalents at end of year                                     $    28,695
                                                                             ===========
Supplemental cash flow information:
      Cash paid for interest                                                 $     9,900

Supplemental disclosure of noncash transactions:
      Property and equipment acquired under capital leases                   $    23,968
      Property and equipment acquired through borrowings on line of credit   $   129,009



The accompanying notes are an integral part of these financial statements.

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                     ------


 1.     BUSINESS OF THE COMPANY:

Customer Focus International, Inc. (the "Company") was incorporated in the state of California on July 3, 1990. The Company was reincorporated as a subchapter S corporation on January 1, 1991. The Company designs, develops, markets and supports data warehouse management software. The Company currently markets its software products to a wide variety of businesses and other organizations in North America, Europe, Asia Pacific and Australia. Substantially all of the Company's licensing revenues to date have been attributable to licensing of the Company's product and related services.

 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH, CASH EQUIVALENTS AND SHORT TERM INVESTMENTS:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Highly liquid investments with an original or remaining maturity beyond three months are classified as short-term investments.

CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

As of December 31, 1997, the Company had cash and cash equivalents totaling $28,695, deposited in a major U.S. bank. Insurance for such a deposit by the Federal Deposit Insurance Corporation is limited to $100,000 per account. Through December 31, 1997, no material losses had been experienced on such deposits.

The Company markets its software products directly and through a reseller, and generally does not require collateral. The Company performs ongoing credit evaluations of its customers. As of December 31, 1997, three affiliated customers accounted for 80% of accounts receivable.



                                   Continued

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                     ------



 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

Concentration of Credit Risk and Fair Value of Financial Instruments, continued:

For financial instruments consisting of cash and cash equivalents, accounts receivable, other receivables, deposits, accounts payable, accrued liabilities and deferred revenue included in the Company's financial statements, the carrying amount is a reasonable estimate of fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the note payable to bank and capital lease obligations approximates fair value.

PROPERTY AND EQUIPMENT:

Property and equipment is stated at cost and depreciated on a straight-line basis over their estimated useful lives of seven years. Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or their lease terms, whichever is less.

REVENUE RECOGNITION:

The Company's product revenues are derived from software licensing fees, and the service revenues are derived from maintenance support services, consulting, implementation and training. Product revenues are recognized upon shipment only if no significant vendor obligations remain and collection of the resulting receivables is deemed probable.

Service revenues from customer maintenance fees for ongoing customer support and product updates are recognized ratably over the term of the service. Payments for maintenance fees are generally made in advance and are generally nonrefundable. Consulting, implementation and training revenues are recognized as the related services are performed and collection of the resulting receivables is deemed probable.

RESEARCH AND DEVELOPMENT:

Research and development expenditures are charged to operations as incurred.



                                   Continued

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                     ------


 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

SOFTWARE DEVELOPMENT COSTS:

Software development costs have been expensed in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility. Such costs have been immaterial to date.

INCOME TAXES:

The Company is an S corporation for federal and state income tax purposes. As such, income is taxable to the individual shareholder and no provision for income taxes has been reflected in the accompanying financial statements.

BASIC AND DILUTED NET INCOME PER SHARE:

Basic and diluted income per share is computed in accordance with Statement of Financial Accounting Standards No. 128 which was adopted by the Company for the year ended December 31, 1997. There were no common stock equivalents at December 31, 1997. The net income per share is computed using the weighted average number of common shares outstanding during the period.

RECENT PRONOUNCEMENTS:

During June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for fiscal years beginning after December 15, 1997, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in stockholders' equity except those resulting from investments or contributions by stockholders. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.



                                   Continued

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                     ------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

RECENT PRONOUNCEMENTS, continued:

During October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition." This statement establishes requirements for revenue recognition for software companies for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact of SOP 97-2 and has not determined the result, if any, on the Company's financial position, results of operations or cash flows.

3.     PROPERTY AND EQUIPMENT:

Property and equipment include assets acquired under capital leases of $185,852, with related accumulated amortization of $35,104 at December 31, 1997.

                                                               DECEMBER 31,
                                                                   1997
                                                                ---------
          Computers and equipment                               $ 293,814
          Furniture and fixtures                                  214,234
                                                                ---------
                                                                  508,048
          Less accumulated depreciation and amortization         (166,092)
                                                                ---------
                                                                $ 341,956
                                                                =========

4.     LINE OF CREDIT:

The Company has entered into a revolving line of credit agreement with a bank for borrowings up to $200,000. The line of credit bears interest at the treasury rate plus 3.5% (5.285% at December 31, 1997). Advances have been made from November 1996 through August 1997 which mature from November 1998 to August 2000. At December 31, 1997, $156,802 was outstanding on the line of credit.



                                    Continued

                       CUSTOMER FOCUS INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                     ------


 5.     ACCRUED EXPENSES:

As of December 31, 1997, accrued expenses comprise:

          Legal costs                                         $285,000
          Marketing costs                                      250,000
          Bonuses                                              200,000
          Contract costs                                       100,000
          Other                                                 87,982
                                                              --------
                                                              $922,982
                                                              ========

 6.     COMMITMENTS:

OPERATING LEASES:

The Company leases its facilities under noncancelable operating leases that expire through February 2002 with renewal options at fair market value for additional periods. The Company is generally responsible for maintenance, property taxes, liability and personal property insurance and utilities relating to its facility leases. Rent expense under the operating leases amounted to approximately $60,000 in 1997. Future minimum payments to be made under noncancelable operating leases are as follows:

        YEAR ENDING DECEMBER 31,
        ------------------------
        1998                                 $   189,375
        1999                                     196,950
        2000                                     205,251
        2001                                     212,823
        Thereafter                               392,460
                                             -----------
                                             $ 1,196,859
                                             ===========


CAPITAL LEASES:

In December 1997, the Company acquired property and equipment under a capital lease which requires the Company to pay monthly principal payments plus interest, which accrues at 12% per year, through November 2002.



                                   Continued

At December 31, 1997, future minimum lease payments under the capital lease are as follows:

        FISCAL YEAR

        1998                                $  6,495
        1999                                   6,495
        2000                                   6,495
        2001                                   6,495
        2002                                   5,954
                                            --------
                                              31,934
        Less amount representing interest     (7,966)
                                            --------
                                              23,968
        Less current portion                   3,795
                                            --------
                                            $ 20,173
                                            ========


 7.     RELATED PARTY TRANSACTIONS:

At December 31, 1997, the Company had advances due to a co-founder of $78,475. No formal agreement had been signed by the Company and the co-founder documenting the terms of the advance. The Company has included the advance from the co-founder in current liabilities and has not accrued any interest relating to the advance as of December 31, 1997. As of December 31, 1996, the Company had received an advance from a shareholder of $36,199, which was subsequently repaid in 1997.

 8.     STOCKHOLDERS' EQUITY:

The Company was reincorporated as a subchapter S corporation on January 1, 1991 and has one class of outstanding stock. The shares are designated to have no par value. The Company has authorized 15,000,000 shares, of which 10,250,000 shares were issued and outstanding at December 31, 1997.



                                   Continued

 9.     EMPLOYEE BENEFIT PLAN:

During 1996, the Company adopted a qualified profit sharing plan and trust under Internal Revenue Service Code 401(k) (the "401(k) Plan"). The 401(k) Plan provides for tax deferred salary deductions. Employees can elect to contribute to the Plan a percentage of their salary subject to current statutory limits. The Company may contribute a discretionary matching contribution to the 401(k) Plan. For the year ended December 31, 1997, the Company contributed $47,320 to the 401(k) Plan.

 10.    SEGMENT INFORMATION:

The Company operates in one industry segment. Two customers accounted for 65% and 19%, respectively, of the Company's total revenues in 1997. The Company's revenues are generally denominated in U.S. dollars and are summarized as follows for the year ended December 31, 1997:

        North America                        $   834,954
        International                          2,470,364
        Asia Pacific                             209,111
                                             -----------
                                             $ 3,514,429
                                             ===========

11.     SUBSEQUENT EVENTS:

On January 28, 1998, the Company was acquired by Prism Solutions, Inc. ("Prism"), a California based software application company for approximately 2,800,000 shares of Prism common stock. The transaction was completed in the first quarter of fiscal 1998 and was accounted for as a pooling of interests.

Subsequent to year end, the Company settled a lawsuit with a former employee that was filed in 1997 for $185,000. The $185,000 has been accrued at December 31, 1997.

                         PRISM SOLUTIONS, INC. (PRISM)
                                      AND
                       CUSTOMER FOCUS INTERNATIONAL, INC.
               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)



The following pro forma financial statements give effect to the acquisition of outstanding stock of Customer Focus International, Inc. (CFI) by Prism Solutions, Inc. (Prism) as if it had taken place as of the beginning of the year presented for purposes of the statement of operations, and as of December 31, 1997 for purposes of the balance sheet. Since Prism intends to account for the acquisition of CFI as a pooling of interests, amounts presented are limited to the combination of the historical financial statements of Prism and CFI. The pro forma combined information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the year presented. The pro forma combined information and related adjustments are based upon available information. The pro form combined condensed financial statements should be read in conjunction with the Prism's and CFI's historical financial statements and notes thereto incorporated by reference or contained elsewhere herein.

                         PRISM SOLUTIONS, INC. (PRISM)
                                      AND
                    CUSTOMER FOCUS INTERNATIONAL, INC. (CFI)
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                    PRISM               CFI               TOTAL
                                                   -------            -------            ------
ASSETS
Current assets:
  Cash and cash equivalents                        $ 5,900             $   29            $ 5,929
  Short-term investments                            15,355                                15,355
  Accounts receivable, net                          11,089              2,616             13,705
  Other receivables                                    650                                   650
  Prepaid expenses and other current assets            879                 26                905
                                                   -------             ------            -------
             Total current assets                   33,873              2,671             36,544
                                                   -------             ------            -------
  Property and equipment, net                        2,911                342              3,253
  Other assets                                       2,166                                 2,166
                                                   -------             ------            -------
             Total assets                          $38,950             $3,013            $41,963
                                                   =======             ======            =======

LIABILITIES
Current liabilities:
  Current portion of note payable to bank                              $   67            $    67
  Current portion of long-term debt                 $   38                  4                 42
  Accounts payable                                   2,528                140              2,668
  Accrued payroll and related                        2,135                200              2,335
  Accrued commissions                                1,169                                 1,169
  Advances from related party                                              78                 78
  Deferred revenue                                   4,811                410              5,221
  Other accrued liabilities                          2,010                723              2,733
                                                   -------             ------            -------
             Total current liabilities              12,691              1,622             14,313
                                                   -------             ------            -------
Note payable to bank, less current portion                                 90                 90
Long-term debt, less current portion                   138                 20                158
                                                   -------             ------            -------
             Total liabilities                      12,829              1,732             14,561
                                                   -------             ------            -------

STOCKHOLDERS' EQUITY
Common stock                                            15                103                 18
Additional paid-in-capital                          55,655                125             55,880
Receivables from stockholders                          (90)                                  (90)
Unrealized holding losses                              (29)                                  (29)
Retained earnings (accumulated deficit)            (29,430)             1,053            (28,377)
                                                   -------             ------            -------
             Total stockholders' equity             26,121              1,281             27,402
                                                   -------             ------            -------
             Total liabilities and
                stockholders' equity               $38,950             $3,013            $41,963
                                                   =======             ======            =======


                         PRISM SOLUTIONS, INC. (PRISM)
                                      AND
                    CUSTOMER FOCUS INTERNATIONAL, INC. (CFI)
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)



                                                PRISM          CFI            TOTAL
                                             ----------     ----------     ----------
Revenues:
  License                                    $   22,676     $    1,147     $   23,823
  Services and other                             20,757          2,367         23,124
                                             ----------     ----------     ----------
  Total revenues                                 43,433          3,514         46,947
                                             ----------     ----------     ----------

Cost of revenues:
  License                                         1,240            120          1,360
  Services and other                             13,470            939         14,409
                                             ----------     ----------     ----------
  Total cost of revenues                         14,710          1,059         15,769
                                             ----------     ----------     ----------
  Gross margin                                   28,723          2,455         31,178
                                             ----------     ----------     ----------

Costs and expenses:
  Sales and marketing                            23,316            670         23,986
  Research and development                        9,086          1,094         10,180
  General and administrative                      5,296            643          5,939
  Purchased-in-process technology                 8,558                         8,558
                                             ----------     ----------     ----------
  Total operating expenses                       46,256          2,407         48,663
                                             ----------     ----------     ----------
  Income (loss) from operations                 (17,533)            48        (17,485)
Interest income, net                              1,648             33          1,681
Other expense, net                                 (176)           (32)          (208)
                                             ----------     ----------     ----------
  Income (loss) before income taxes             (16,061)            49        (16,012)
Provision for income taxes                           91                            91
                                             ----------     ----------     ----------
  Net income (loss)                          $  (16,152)    $       49     $  (16,103)
                                             ==========     ==========     ==========
Basic and diluted income (loss) per share    $    (1.16)    $     0.00     $    (0.97)
                                             ==========     ==========     ==========
Shares used in the per share calculation     13,868,960     10,164,309     18,645,572

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PRISM SOLUTIONS, INC.





Date:  April 1, 1998                        By   /s/ Earl Charles
                                               --------------------------------
                                                 Earl Charles
                                                 Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit
 Number      Description of Exhibit
-------      ----------------------

   2.01 Agreement and Plan of Reorganization among Prism, CFI and Newco dated as of January 26, 1998.*

   2.02 Agreement of Merger of Newco with and into CFI effective as of January 30, 1998.*

  23.01      Consent of Independent Accountants

  99.01 Employment Agreement effective as of January 30, 1998 among Prism, CFI and Thuan D. Phan.*

  99.02 Noncompetition Agreement effective as of January 30, 1998 among Prism, CFI and Thuan D. Phan.*

* Previously included with the Form 8-K filed February 12, 1998